UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 528 San Francisco, CA 94102 (Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into A Material Definitive Agreement

On April 16, 2014, Salon Media Group, Inc. (“Salon”) entered into an office lease with 132 West 31st Street Building Investors II, LLC for Salon's new corporate offices in New York City. The lease will commence approximately on July 1, 2014. Upon execution of the lease, a deposit in the form of a letter of credit of $204,387.00 was required. The term of the lease is five years with an effective base monthly rent expense of approximately $25,548, and a base year of 2014 to be utilized in allocating future excess direct expenses.

Item 9.01.       Financial Statements and Exhibits

Exhibit No.     Description

10.1	Office Lease between 132 West 31st Street Building Investors II, LLC and Salon Media Group, Inc., dated April 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:      /s/ Elizabeth Hambrecht

Name:      Elizabeth Hambrecht

Title:      Interim Chief Financial Officer

Dated: May 14, 2014